                            STOCK PURCHASE AGREEMENT

                           DATED AS OF OCTOBER 6, 1999

                                  BY AND AMONG

                             CT CORPORATION SYSTEM,

                        THE OFFICIAL INFORMATION COMPANY

                                       AND

                                 CORSEARCH, INC.







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                                Table of Contents
                           (Not part of the Agreement)

                                                                        Page No.
                                                                        -------
ARTICLE I  CERTAIN DEFINITIONS...............................................1
   1.01     Affiliate........................................................1
   1.02     Audit............................................................1
   1.03     Business.........................................................1
   1.04     Code.............................................................2
   1.05     Computer Equipment...............................................2
   1.06     Encumbrance......................................................2
   1.07     Environmental Claims.............................................2
   1.08     Environmental Laws...............................................2
   1.09     Environmental Permits............................................2
   1.10     Hazardous Materials..............................................2
   1.11     Intellectual Property............................................2
   1.12     Investment.......................................................3
   1.13     Leased Tangible Property.........................................3
   1.14     Licensed Intellectual Property...................................3
   1.15     Material Adverse Effect..........................................3
   1.16     Non-Owned Intellectual Property..................................3
   1.17     Owned Intellectual Property......................................4
   1.18     Owned Tangible Property..........................................4
   1.19     Permit...........................................................4
   1.20     Person...........................................................4
   1.21     Proprietary Information..........................................4
   1.22     Purchase Price...................................................4
   1.23     Release..........................................................4
   1.24     Shares...........................................................4
   1.25     Software Product.................................................4
   1.26     Subsidiary.......................................................5
   1.27     Subsisting Contract..............................................5
   1.28     Tangible Property................................................5
   1.29     Tangible Property Leases.........................................5
   1.30     Taxes............................................................5
   1.31     Tax Authority....................................................5
   1.32     Tax Laws.........................................................5
   1.33     Tax Returns......................................................5
   1.34     Technology.......................................................5
   1.35     Third Party License..............................................6

ARTICLE II  PURCHASE AND SALE OF SHARES; PURCHASE PRICE......................6
   2.01     Purchase and Sale of the Shares..................................6
   2.02     Purchase Price...................................................6

                                Table of Contents
                           (Not part of the Agreement)

                                                                        Page No.
                                                                        -------
   2.03     Purchase Price Adjustment........................................6

ARTICLE III  CLOSING AND PAYMENT OBLIGATION..................................8
   3.01     Closing..........................................................8
   3.02     Deliveries by Seller.............................................8
   3.03     Deliveries by Purchaser..........................................8
   3.04     Intercompany Arrangements........................................9
   3.05     Treatment of Seller Guaranties...................................9

ARTICLE IV  ADDITIONAL AGREEMENTS............................................9
   4.01     Investigation....................................................9
   4.02     Conduct of the Business Pending the Closing.....................10
   4.03     Tax Matters.....................................................13
   4.04     Pre-Merger Notification and Other Consents......................14
   4.05     Further Cooperation.............................................14
   4.06     Employees; Employee Benefits....................................14
   4.07     Maintenance of Books and Records................................16

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE SELLER.....................16
   5.01     Organization....................................................16
   5.02     Capital Stock and Related Matters; No Investments...............17
   5.03     Authorization...................................................17
   5.04     Valid and Binding...............................................17
   5.05     No Violation....................................................18
   5.06     Consents and Approvals..........................................18
   5.07     Financial Statements............................................18
   5.08     Interim Operations..............................................19
   5.09     Undisclosed Liabilities.........................................21
   5.10     Taxes...........................................................21
   5.11     Condition of Property...........................................22
   5.12     Contracts and Commitments.......................................22
   5.13     Intellectual Property and Technology............................24
   5.14     Title to the Assets.............................................26
   5.15     Land Use Matters................................................27
   5.16     Environmental Matters...........................................27
   5.17     Insurance.......................................................27
   5.18     Employees and Labor Relations...................................28
   5.19     Licenses; Permits...............................................29
   5.20     Litigation......................................................29
   5.21     Court Orders, Decrees, and Laws.................................30
   5.22     Employee Benefit Plans; ERISA...................................30

                                Table of Contents
                           (Not part of the Agreement)

                                                                        Page No.
                                                                        -------
   5.23     Customers and Vendors...........................................32
   5.24     Accounts Receivable.............................................32
   5.25     Broker's Fees...................................................32
   5.26     Related-Party Transactions......................................32
   5.27     Disclosure......................................................33

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF PURCHASER.....................33
   6.01     Corporate Organization; Due Authorization.......................33
   6.02     Authorization...................................................33
   6.03     Consents and Approvals of Governmental Authorities..............33
   6.04     No Violation....................................................34
   6.05     Broker's Fees...................................................34
   6.06     Litigation......................................................34

ARTICLE VII  CONDITIONS OF CLOSING; CERTAIN COVENANTS.......................34
   7.01     Conditions Precedent to the Obligations of Purchaser Hereunder..34
   7.02     Conditions Precedent to the Obligations of the Seller Hereunder.35

ARTICLE VIII  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION...36
   8.01     Survival of Representations and Warranties......................36
   8.02     Notice of Damages...............................................36
   8.03     Agreements to Indemnify.........................................37
   8.04     Conditions of Indemnification of Third Party Claims.............37
   8.05     Limitations on Indemnification..................................38

ARTICLE IX  TERMINATION.....................................................39
   9.01     Termination of Agreement........................................39
   9.02     Effect of Termination...........................................40

ARTICLE  X  MISCELLANEOUS PROVISIONS........................................40
   10.01    Expenses........................................................40
   10.02    Notices.........................................................40
   10.03    Binding; No Assignment..........................................41
   10.04    Severability....................................................42
   10.05    Governing Law; Consent to Jurisdiction and Venue................42
   10.06    Knowledge.......................................................42
   10.07    Counterparts....................................................42
   10.08    Headings........................................................43
   10.09    Entire Agreement; Amendment; Waiver.............................43
   10.10    Third Parties...................................................43

                                Table of Contents
                           (Not part of the Agreement)

                                                                        Page No.
                                                                        -------
   10.11    Publicity.......................................................43
   10.12    Reference to Days...............................................43

                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT, dated as of October 6, 1999, by and among CT Corporation System, a Delaware corporation ("Purchaser"), The Official Information Company, a Delaware corporation ("Seller"), and Corsearch, Inc., a Delaware corporation (the "Company").

         WHEREAS, the Company is in the business of providing trademark, copyright, corporate and domain name search services to customers throughout the United States and Canada with respect to registered trademarks and pending trademark applications anywhere in the world and registered copyrights, corporate and domain names in the United States, and common law uses of trademarks and service marks anywhere in the world, as well as by license of the Company's "Corsearch Online" proprietary trademark search software to customers (as such practices exist as of the date hereof, the "Business");

         WHEREAS, the Seller owns all of the issued and outstanding shares of capital stock of the Company (the "Shares"); and

         WHEREAS, Purchaser wishes to purchase from the Seller, and the Seller desires to sell to Purchaser, the Shares upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I

                               CERTAIN DEFINITIONS

      As used in this Agreement each of the following terms shall have the following meaning:

         1.01 "Affiliate" shall mean an affiliate of an individual or entity as the term "affiliate" is defined in the rules and regulations promulgated under the Securities Act of 1933, as amended.

         1.02 "Audit" shall mean any audit, assessment of Taxes, any other examination or claim by any Tax Authority, judicial, administrative or other proceeding or litigation (including any appeal of any such judicial, administrative or other proceeding or litigation) relating to Taxes and/or Tax Returns.

         1.03 "Business" shall have the meaning provided such term in the first WHEREAS clause of this Agreement.

         1.04 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         1.05 "Computer Equipment" shall mean all computer equipment, devices and accessories (including personal computers, workstations, servers, data processing hardware and related telecommunications equipment, media and tools) used in the Business.

         1.06 "Encumbrance" shall mean any claim, mortgage, pledge, lien, security or other third party right or interest of any kind whatsoever, conditional sales agreement, option, encumbrance or charge of any kind affecting real or personal property.

         1.07 "Environmental Claims" shall mean any and all claims, actions, causes of action, or other written notices by any Person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or civil or criminal penalties) arising out of or resulting from (i) circumstances forming the basis of any violation of any Environmental Laws or (ii) any releases of Hazardous Materials at any real or personal property presently or formerly owned, leased or managed by the Company or at any disposal facility which may have received Hazardous Materials generated by the Company.

         1.08 "Environmental Laws" shall mean any applicable federal, state, local or foreign law, treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction, each as in effect on or prior to the Closing Date, relating to the environment, safety or health.

         1.09 "Environmental Permits" shall mean Permits required by Environmental Laws.

         1.10 "Hazardous Materials" shall include (a) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, biohazardous or infectious waste, special waste, or solid waste under Environmental Laws; (b) petroleum, petroleum-based or petroleum-derived products; (c) polychlorinated biphenyls;
(d) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any asbestos-containing materials.

         1.11 "Intellectual Property" shall mean all intellectual property and all rights therein, whether common law, statutory or otherwise, domestic and foreign, and all registrations and registration applications for any such rights, including without limitation:

                  (a) patents (including all reissues, divisions, continuations and extensions thereof);

                  (b) service marks, trademarks, trade names, brands, product and service names, logos and other distinctive identifications used in commerce, whether in connection with products or services, together with all goodwill related to any of the foregoing, including without limitation those listed on
Schedule 5.13;

                  (c) copyrights, including without limitation those listed on
Schedule 5.13;

                  (d) Technology; and

                  (e) other proprietary know-how, trade secrets and proprietary non-public information.

         1.12 "Investment" shall mean as applied to any Person (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any Person and (ii) any capital contribution by such Person to any other Person.

         1.13 "Leased Tangible Property" shall mean all Computer Equipment and other machinery, furniture, equipment and other tangible personal property, in each case which is subject to a leasehold interest held by the Company.

         1.14 "Licensed Intellectual Property" shall mean Intellectual Property which the Company uses or has the right to use pursuant to Third Party Licenses.

         1.15 "Material Adverse Effect" shall mean an effect on the business, financial condition or results of operations of the Company which effect, either individually or when aggregated with other such effects, is adverse and material; provided, however, that (a) the effects of changes that are generally applicable to the industries in which the Company operates or to the United States economy generally shall be excluded from such determination, and (b) the effects of the failure of Robert Capshaw to continue his employment with the Company for any reason, including without limitation the failure of the Company or the Purchaser to enter into a new or extended employment agreement with Robert Capshaw, shall be excluded from such determination.

         1.16 "Non-Owned Intellectual Property" shall mean (a) Licensed Intellectual Property and (b) Intellectual Property which is publicly available for use without restriction or obligation of any kind to any other Person.

         1.17 "Owned Intellectual Property" shall mean Intellectual Property (i) created or developed by employees of the Company or (ii) to which the Company has acquired, by purchase, assignment or other transfer the unconditional, unrestricted, exclusive right to control or prevent any and all use of such Intellectual Property by others without the consent or approval of or payment to, any other Person.

         1.18 "Owned Tangible Property" shall mean all Computer Equipment and other machinery, furniture, equipment and other tangible personal property owned by the Company.

         1.19 "Permit" shall mean any license, franchise, permit, consent, order, approval, authorization or registration from, of or with a governmental entity.

         1.20 "Person" shall mean an individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization and governmental entity or any department, agency or political subdivision thereof.

         1.21 "Proprietary Information" shall mean any process, design, formula, know-how, information, invention, trade secret, technology, or research, marketing or other data which has been developed by or for the Company and has not entered the public domain.

         1.22 "Purchase Price" shall have the meaning provided such term in
Section 2.02.

         1.23 "Release" shall mean any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials) into the environment in violation of any applicable Environmental Law.

         1.24 "Shares" shall mean the shares of common stock, par value $.01 per share, of the Company on a fully diluted basis, after giving effect to the deemed conversion, exercise or exchange of securities convertible, exercisable or exchangeable into such shares of common stock.

         1.25 "Software Product" shall mean the computer software program licensed by the Company to others and identified on Schedule 5.13.

         1.26 "Subsidiary" shall mean with respect to any Person, each entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

         1.27 "Subsisting Contract" shall mean any contract, agreement, commitment, lease, or restriction of any kind to which the Company is a party or by which the Company is bound or to which any of the Company's assets are subject, including without limitation Third Party Licenses.

         1.28 "Tangible Property" shall mean the Owned Tangible Property and the Leased Tangible Property.

         1.29 "Tangible Property Leases" shall mean any Subsisting Contract granting a right to use Leased Tangible Property.

         1.30 "Taxes" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, wage, employment, excise, utility, communications, production, occupancy, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, capital levy, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including, without limitation, penalties, additions to tax, and interest attributable thereto (together with any interest on any such interest, penalties and additions to tax).

         1.31 "Tax Authority" shall mean the Internal Revenue Service ("IRS") and any other domestic or foreign authority responsible for the administration of any Taxes.

         1.32 "Tax Laws" shall mean the Code, federal, state, county, local or foreign laws related to Taxes and any regulations or official administrative pronouncements released thereunder.

         1.33 "Tax Returns" shall mean all original and amended Federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes.

         1.34 "Technology" shall mean all formulae; algorithms; processes; procedures; designs; ideas; concepts; strategic, business and other plans; research; inventions and invention disclosure (whether patentable or unpatentable); and all records of the foregoing; test, engineering and technical data, know-how, proprietary information and methodologies; trade secrets; technology; communications and associated peripheral devices and resources; computer software, programs and code, both object and source, in whatever form and media; databases; specifications, software manuals and program documentation; and other information processing tangible and intangible items.

         1.35 "Third Party License" shall mean all licenses, agreements, obligations or other commitments under which a Person has granted the Company a right to use any Intellectual Property in connection with the Company's business but retains one or more rights to use such Intellectual Property, including without limitation those Third Party Licenses listed and described on Schedule
5.13 hereto.


                                   ARTICLE II

                   PURCHASE AND SALE OF SHARES; PURCHASE PRICE

         2.01 Purchase and Sale of the Shares. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell, transfer, convey, assign and deliver to Purchaser, and Purchaser hereby agrees to purchase, acquire and accept from the Seller, the Shares, at the Closing on the Closing Date (as defined in Section 3.01 hereof), free and clear of any Encumbrance whatsoever. At the Closing, Seller shall deliver to Purchaser the Shares free and clear of any Encumbrance along with appropriate stock powers duly executed by Seller.

         2.02 Purchase Price. The aggregate purchase price (the "Purchase Price") for the Shares shall be $16,500,000, as adjusted pursuant to Section
2.03. The Purchase Price shall be payable by wire transfer in immediately available funds to such account of Seller as shall be designated by Seller in writing at least two business days in advance of the Closing.

         2.03 Purchase Price Adjustment. The Purchase Price shall be subject to adjustment after the Closing as specified in this Section 2.03:

                  (a) Within 90 days after the Closing Date, Purchaser shall deliver to Seller a balance sheet of the Company as at the Closing Date (a "Closing Statement"), which shall be prepared by Purchaser's independent accountants, KPMG Peat Marwick, LLP ("KPMG") in accordance with generally accepted accounting principles consistently applied with those utilized in the preparation of the Financial Statements. The Closing Statement delivered by Purchaser is hereinafter referred to as the "Purchaser's Closing Statement."

                  (b) "Net Assets" shall mean (i) the assets of the Company as of the Closing Date, excluding goodwill and any Other Assets that are with respect to development costs of proprietary software of the Company in excess of $150,000 (each as reflected in the Financial Statements (as defined in Section
5.07 below)), as reflected on the Accepted Closing Statement (as defined below) minus (ii) the liabilities of the Company as of the Closing Date, as reflected on the Accepted Closing Statement. "Closing Net Assets" shall mean the Net Assets set forth on the Accepted Closing Statement.

                  (c) Subject to subsection (d) below, if Closing Net Assets is less than zero, then Seller shall pay or cause to be paid to Purchaser, within five (5) business days after delivery of the Accepted Closing Statement, an aggregate amount in cash equal to Closing Net Assets amount. Subject to subsection (d) below, if Closing Net Assets is greater than zero, then Purchaser shall pay to Seller, within five (5) business days after delivery of the Accepted Closing Statement, an aggregate amount in cash equal to Closing Net Assets amount. The amount of such payment from Seller to Purchaser or from Purchaser to Seller, as the case may be, is referred to herein as the "Post-Closing Payment".

                  (d) Within thirty (30) days following delivery of Purchaser's Closing Statement, Seller shall have the right to provide a Closing Statement (the "Seller's Closing Statement") on the same basis as that prepared by KPMG pursuant to Section 2.03(a) hereof. Purchaser shall provide to Seller and its independent public accountants access to such of its records (including work papers and all relevant personnel) as may reasonably be required for the preparation and audit of Seller's Closing Statement. If Seller does not provide a Closing Statement in accordance with this Section 2.03(d) or if the Seller's Closing Statement does not demonstrate a Post-Closing Payment which is different from that calculated by using the Purchaser's Closing Statement, then the Purchaser's Closing Statement shall be deemed to be the "Accepted Closing Statement." If the Seller's Closing Statement demonstrates a Post-Closing Payment which is different than that calculated by using the Purchaser's Closing Statement, then

Purchaser and Seller, together with KPMG and Seller's independent public accountants, shall endeavor to resolve such difference and if a resolution is reached, such resolution shall determine the Post-Closing Payment and such resolution shall be reflected on the Accepted Closing Statement. If no resolution can be reached within thirty (30) days of completion of both the Purchaser's Closing Statement and the Seller's Closing Statement, Seller and Purchaser shall promptly select a third independent public accounting firm of national reputation to arbitrate the dispute, to review the Closing Statements and to determine the correct Closing Statement. Such determination, which shall be final and binding on Purchaser and Seller, shall determine the Post-Closing Payment and shall be deemed to be the Accepted Closing Statement. The fees and expenses of the third independent public accounting firm shall be shared equally by Seller and Purchaser.

                  (e) The Purchase Price shall be deemed to have been increased or decreased, as the case may be, by the amount of the Post-Closing Payment.


                                   ARTICLE III

                         CLOSING AND PAYMENT OBLIGATION

         3.01 Closing. The consummation of the purchase and sale contemplated by this Agreement (the "Closing") shall be held at the offices of Pryor Cashman Sherman & Flynn LLP, 410 Park Avenue, New York, New York, at 11:00 A.M., local time, no later than the fifth (5th) business day following the satisfaction or waiver (by the Purchaser, in the case of the conditions in Section 7.01, and by the Seller, in the case of the conditions in Section 7.02) of all of the conditions to Closing set forth in Article VII hereof, or such other time, place and date as may be mutually agreed upon by the parties hereto. The date of the Closing is sometimes herein referred to as the "Closing Date".

         3.02 Deliveries by Seller. The Seller agrees to deliver (or cause to be delivered) to the Purchaser at the Closing on the Closing Date the following agreements and documents, all reasonably satisfactory in form and substance to Purchaser and its legal counsel:

                  (a) stock certificate representing the Shares, duly endorsed or accompanied by duly executed instruments of transfer;

                  (b) a certificate of good standing and/or subsistence, dated as of a recent date prior to the Closing, issued by the Secretary of State of the State of Delaware and of each other jurisdiction in which the Company is qualified to do business;

                  (c) all corporate minute and stock books, stock ledgers and corporate seals of the Company;

                  (d) written resignations of all officers and members of the Board of Directors of the Company, other than Robert Capshaw;

                  (e) evidence of receipt of all consents set forth on Schedule 5.06;

                  (f) a duly executed copy of the Non-competition Agreement substantially in the form attached hereto as Exhibit 3.02(f) (the
"Non-competition Agreement"); and

                  (g) such other assignment, transfer and assumption documents and instruments as in the opinion of counsel for the Purchaser may be reasonably required to effectuate the terms of this Agreement and to comply with the terms hereof.

         3.03 Deliveries by Purchaser. Subject to the terms and conditions of this Agreement, in reliance on the representations, warranties and agreements of the Seller contained herein, and in consideration of the Shares, Purchaser agrees to deliver at the Closing the following, all reasonably satisfactory in form and substance to Seller and its legal counsel:

                  (a) the wire transfer described in Section 2.02 hereof;

                  (b) a duly executed copy of the Non-competition Agreement; and

                  (c) such other assignment, transfer and assumption documents and instruments as in the opinion of counsel for the Seller may be reasonably required to effectuate the terms of this Agreement and to comply with the terms hereof.

         3.04 Intercompany Arrangements. On or prior to the Closing Date, all intercompany accounts between the Company, on the one hand, and the Seller and its Affiliates (excluding the Company), on the other hand, shall be converted into equity without any payment of funds in connection therewith. Notwithstanding the foregoing, any existing cash balance on the Company's books as of the closing will be paid to the Seller. In addition, except as otherwise expressly contemplated by this Agreement, all agreements and commitments, whether written, oral or otherwise, which are solely between the Company, on the one hand, and the Seller and its Affiliates (excluding the Company), on the other hand, shall be terminated and of no further effect, without any further action or liability on the part of the parties thereto.

         3.05 Treatment of Seller Guaranties. Following the Closing, Purchaser shall cause the Company to use commercially reasonable efforts to have released and cancelled the Seller Guarantees (as hereinafter defined); provided, however, that to the extent that any Seller Guaranty cannot be so released and cancelled, Purchaser shall (a) use commercially reasonable efforts to cause itself or any of its United States Affiliates to be substituted for the Seller and each of its Affiliates directly affected thereby in respect of such Seller Guaranty, and (b) if Purchaser is not able to either release and cancel such Seller Guaranty or cause itself or any of its Affiliates to be so substituted in all respects in respect of such Seller Guaranty, then Purchaser must indemnify, defend and hold harmless each such Seller entity with respect to all liabilities or expenses which might arise or be incurred by such Seller entity with respect to such Seller Guaranty. The term "Seller Guarantees" shall mean those guaranty obligations of Seller identified on Schedule 3.05 hereto.


                                   ARTICLE IV

                              ADDITIONAL AGREEMENTS

         4.01 Investigation. (a) The Seller and the Company agree to cooperate fully with Purchaser and to give to Purchaser, its officers, employees, auditors, legal counsel, representatives and agents reasonable access during normal business hours to all such information, documents, premises and employees as Purchaser considers necessary or advisable for purposes of Purchaser's investigation of the Company and the Business; provided, however, that any such access shall be conducted at Purchaser's expense, at a reasonable time, under the supervision of Seller's personnel. Purchaser agrees to consult with the Company in an effort to establish procedures designed to implement the provisions of this Section 4.01 in order to minimize disruption to the Business. Pending the Closing, Purchaser will, and will cause its Affiliates and Representatives (as hereinafter defined) to, preserve the confidentiality of any information provided to the Purchaser by the Company or the Seller relating to the Company and the Business which is confidential in nature. In the event of termination of this Agreement, Purchaser agrees to, and will cause its Affiliates and Representatives to, maintain the confidentiality of such information except to the extent that such item:

                           (i) is or becomes publicly known or generally known in the industry through no act of Purchaser or its Affiliates or Representatives;

                           (ii) is required to be disclosed to or by order of a governmental agency or a court of law or otherwise as required by law; provided that prior to any such disclosure notice of such requirement of disclosure is provided to the Company and the Company is afforded the reasonable opportunity to object to such disclosure; or

                           (iii) is required to be disclosed to the parties' attorneys, accountants or other agents or employees (collectively, "Representatives") working on this transaction.

                  (b) All such information and access shall be subject to the terms and conditions of that certain Confidentiality Agreement dated February 19, 1998 between Seller and Trademark Research Corporation, a division of Purchaser.

         4.02 Conduct of the Business Pending the Closing. The Seller and the Company agree that from the date hereof through the Closing Date, the Business will be conducted only in the usual and ordinary course consistent with past practice, and, except as may be permitted by this Agreement, or as otherwise shown on Schedule 4.02 or approved in writing in advance by Purchaser, the Seller and the Company agree as follows:

                  (a) The Company will, so far as it is within its power to do so, carry on the Business substantially in the same manner as heretofore conducted, and the Company shall not institute any new methods of acquisition, production, marketing, distribution, sale, lease, license, management, operation, or engage in any transaction or activity, enter into any agreement or make any commitment, except in the ordinary course of business and consistent with past practice.

                  (b) The Company shall not institute any new methods of accounting except in accordance with generally accepted accounting principles.

                  (c) The Company shall use commercially reasonable efforts to preserve the Business intact, to protect and preserve the Company's assets, and preserve its relationships with licensors, suppliers, distributors, customers, contractors and employees.

                  (d) Except as otherwise specifically permitted pursuant to this Agreement, the Company shall not:

                           (i) (A) Borrow or agree to borrow any funds or (B) incur, or assume or become subject to, whether directly or by way of guarantee or otherwise, any obligation or liability (absolute or contingent), except in the case of clause (B) obligations and liabilities incurred in the ordinary course of business and consistent with past practice;

                           (ii) Permit or allow any of its assets to be subjected to any Encumbrance of any kind or description (except Encumbrances created by law);

                           (iii) declare any dividend or make any payment or distribution of property (other than cash and cash equivalents) to the Seller;

                           (iv) Dispose of or permit to lapse any rights to the use of any Intellectual Property (and the Company shall take all commercially reasonable actions in respect of any infringement of any Intellectual Property of which it has knowledge), or dispose of or, except in the ordinary course of business, disclose to any Person any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

                           (v) Make any single capital expenditure or future commitment in excess of $20,000 for additions to property, plant or equipment or make aggregate capital expenditures or future commitments in excess of $50,000 for additions to property, plant or equipment;

                           (vi) Pay, loan or advance (other than in the ordinary course of business consistent with past practices) any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any Affiliate of the Company;

                           (vii) Change any of the Company's banking or safe deposit arrangements;

                           (viii) Grant or extend any power of attorney or act as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person;

                           (ix) Other than in the ordinary course of business consistent with past practice, pay any amounts (whether in cash or property) to any employee of the Company, whether or not pursuant to any Subsisting Contract, any plan, policy or program identified on
         Schedule 5.22 hereto or any employment agreement under Schedule 5.18 hereto;

                           (x) Grant to any officer or employee any increase in compensation or benefits, other than increases in compensation or benefits for employees in the ordinary courses of business consistent with past practice;

                           (xi) Pay any pension, retirement allowance or other employee benefit not required by any plan, policy or program identified on Schedule 5.22 hereto or any employment agreement set forth on
         Schedule 5.18(a) hereto;

                           (xii) Adopt, agree to adopt, or make any announcement regarding (i) the adoption of any new pension, retirement or other employee benefit plan, policy or program, (ii) adoption of any amendments to any existing plan, policy or program identified on
         Schedule 5.22 as sponsored by the Company unless otherwise required by applicable Law, or (iii) consent to the amendment of any existing plan, policy or program identified on Schedule 5.22 as sponsored by the Seller unless otherwise required by applicable Law; or

                           (xiii) Agree, whether in writing or otherwise, to do any of the foregoing.

                  (e) No contract or commitment will be entered into, and no purchase of supplies and no sale of any of the Company's assets will be made, by or on behalf of the Company, except (i) normal contracts or commitments for the purchase of, and normal purchases of, supplies or inventory or for the sale of inventory, in each case made in the ordinary course of business and consistent with past practice, and (ii) other contracts, commitments, purchases or sales in the ordinary course of business and consistent with past practice.

                  (f) The Company shall maintain the insurance set forth on
Schedule 5.17 hereto and all property insured thereby shall be used, operated, maintained and repaired in the ordinary course of business consistent with past practice.

                  (g) The Company shall not do any act or omit to do any act, or permit any act or omission to act (to the extent the Company has control over such act or omission), which will cause a breach of any material contract or commitment of the Company or which would cause the breach by the Company of any representation, warranty, covenant or agreement made hereunder.

                  (h) The Company shall duly comply in all material respects with all laws applicable to it and its properties, operations, business and employees.

                  (i) The Company shall file all Federal, state, local and foreign Tax Returns and amendments thereto required to be filed by it and shall pay all Taxes shown as due and payable thereon. All returns and reports in respect of employee withholdings, FICA, unemployment and other similar items and other applicable taxes shall be timely made as shall all deposits and payments due in respect of such taxes and obligations.

         4.03     Tax Matters.

                  (a) Tax Returns. The Seller shall duly prepare, or cause to be prepared, and file, or cause to be filed, on a timely basis all Tax Returns with respect to the Company for any taxable periods ending on or before the Closing Date ("Pre-Closing Tax Periods"). Such Tax Returns shall be filed on a basis consistent with the Company's past practice in filing its Tax Returns. If such a Tax Return must be signed on behalf of the Company, Purchaser shall promptly cause it to be so signed. Purchaser shall duly prepare, or cause to be prepared, and file, or cause to be filed, all Tax Returns with respect to the Company for any taxable periods beginning after the Closing Date ("Post-Closing Tax Periods") and for any taxable period which includes but does not end on the Closing Date ("Straddle Period"). Unless Seller's written consent is first obtained, Purchaser shall not take any action which would in any way alter the balance of Taxes owing or Tax refunds or credits obtainable with respect to any Pre-Closing Tax Periods. For purposes of this Agreement, in the case of any Straddle Period, Taxes of the Company ("Pre-Closing Straddle Tax Liability") for the portion of any Straddle Period (a "Pre-Closing Straddle Period") ending on and including the Closing Date shall, where possible, be computed as if such taxable period ended as of the close of business on the Closing Date. For purposes of the foregoing, any items attributable to a Straddle Period which cannot be taken into account in the manner so provided shall be allocated to the Pre-Closing Straddle Period for purposes of determining the Pre-Closing Straddle Tax Liability, pro rata, based upon the number of days in the Pre-Closing Straddle Period, as compared to the total number of days in the Straddle Period, provided that if any Straddle Period Tax is based on income, then such allocation shall be based upon the amount of net income of the Company during such Pre-Closing Straddle Period as compared to the total net income in the Straddle Period. Unless otherwise indicated, a Pre-Closing Straddle Period shall be treated as a "Pre-Closing Tax Period" for purposes of this Agreement. If there is a Tax Audit adjustment relating to any Pre-Closing Tax Period and a Post-Closing Tax Period which is the result of an income or deduction timing difference, the parties will use best efforts to minimize any potential penalties associated with any additional Tax and interest attributable to the Audit adjustment and there shall be an adjusting payment by (i) the party as to whom the liability for Taxes for which that party is responsible is decreased as a result of the adjustment to (ii) the party as to whom the liability for Taxes for which that party is responsible is increased as a result of the adjustment, such payment to be in the amount equal to the lesser of the amount of such decrease or the amount of such increase. For purposes of the immediately preceding sentence, Seller shall be considered responsible for Tax liability for Pre-Closing Tax Periods and the Company shall be considered responsible for Tax liability for Post-Closing Tax Periods.

                  (b) Cooperation on Tax Matters. Purchaser and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 4.03 (including amended Tax Returns for Pre-Closing Tax Periods (or portions thereof) that Seller may reasonably request Purchaser to file) and any Audit. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to such Audit. Purchaser shall not dispose of any records relating to Taxes paid or payable by the Company and which are attributable to Pre-Closing Tax Periods prior to the later of the expiration of the applicable limitations period on assessment with respect to any such Taxes, the sixth anniversary of the Closing Date or the final resolution of all Audits or litigation initiated prior to the sixth anniversary of the Closing Date relating to any such Taxes.

                  (c) Audits. With respect to Audits relating to Pre-Closing Tax Periods (other than Pre-Closing Straddle Periods) (a "Pre-Closing Audit") Seller shall control all proceedings and may make all decisions taken in connection therewith at Seller's sole discretion, provided that any such proceeding and any such decision taken in connection therewith does not increase the Tax liability for any Straddle Period or any Post-Closing Tax Period. Otherwise, no such decision shall be implemented or effectuated without the prior written consent of the Purchaser. The Seller shall keep the Purchaser fully apprised of all aspects of any Pre-Closing Audit. With respect to any Audits relating to Straddle Periods or Post-Closing Tax Periods, the Purchaser shall control all proceedings and may make all decisions taken in connection therewith at Purchaser's sole discretion, except that Purchaser shall permit Seller to control those portions of any such proceedings that relate to a Pre-Closing Straddle Period. The Purchaser shall keep the Seller fully apprised of all aspects of any Audit relating to a Straddle Period.

                  (d) The Transfer Taxes, if any, concerning the transfer of the Shares shall be payable by Purchaser.

         4.04 Pre-Merger Notification and Other Consents. The Company, the Seller and Purchaser shall proceed, as expeditiously as possible following the execution of this Agreement, to file proper applications and notices and shall cooperate in taking all steps that may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations of the Federal Trade Commission thereunder (the "HSR Act") in order to advise the Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") of the transactions described herein, and to obtain the waiver by the FTC and the DOJ of any objection to the consummation of the transactions contemplated hereby. All filing fees payable to the FTC and/or the DOJ in connection with the filing under the HSR Act will be borne by the Purchaser. To the extent required by law, each of the parties shall proceed to obtain any other regulatory or government consent or waiver, and to effect any registrations or filings as may be necessary to consummate the transactions contemplated hereby.

         4.05 Further Cooperation. Each of Seller and Purchaser shall cooperate, and use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         4.06 Employees; Employee Benefits. (a) If any employee of the Company becomes a participant in any employee benefit plan, practice or policy of Purchaser or any of its Affiliates, such employee shall be given credit under such plan for all service or employment prior to the Closing Date with, or recognized by, the Company and its Affiliates and all service with the Company, Purchaser or its Affiliates following the Closing Date but prior to the time such employee becomes a participant, for purposes of determining eligibility and vesting with respect to any employee benefit plan under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and for purposes of eligibility and determining the amount of any benefit with respect to any vacation plan or program and any employee welfare plan under Section 3(1) of ERISA.

                  (b) In the event that any person who is an active employee of the Company immediately prior to the Closing (an "Affected Employee") is discharged by the Company as of or after the Closing, then Purchaser shall be responsible for any and all severance costs for such Affected Employee and Purchaser shall be responsible and assume all liability for all notices or payments due to any such Affected Employees, and all notices, payments, fines or assessments due to any government authority, pursuant to any applicable foreign, federal, state or local law, common law, statute, rule or regulation with respect to the employment discharge or layoff of employees by the Company after the Closing, including, but not limited to, the Worker Adjustment and Retraining Notification Act and any rules or regulations as have been issued in connection with the foregoing. In the event any employee is discharged by the Company prior to the Closing, the Seller shall be responsible for any and all severance costs for such employee under those arrangements or plans identified on Schedule 5.22 as sponsored by the Seller whether payable prior to or after the Closing.

                  (c) As of the Closing, Affected Employees of the Company shall cease active participation in the Seller's 401(k) Plan and in lieu thereof shall participate in a retirement plan that is qualified under Section 401(a) of the Code, contains a cash or deferral feature under Section 401(k) of the Code and is designated by Purchaser which may be sponsored either by Purchaser or any Affiliate of Purchaser (the "Purchaser 401(k) Plan"). Purchaser shall cause the Purchaser 401(k) Plan to accept transfers of account balances of such Affected Employees from the Seller's 401(k) Plan by way of direct rollover.

                  (d) As of the Closing, the Affected Employees shall cease participation in Seller's cafeteria plan and Seller's health plans, other than Seller's dependent care plan. During the period beginning on the Closing Date and ending on December 31, 1999 the Affected

Employees who participate in Seller's dependent care plan prior to the Closing shall continue to participate in the Seller's dependent care plan. Seller shall offer to each Affected Employee who participates in Seller's health plans (and his or her dependents, if applicable) COBRA continuation coverage in Seller's health plans after the Closing Date and to each Affected Employee who participates in Sellers cafeteria plan COBRA continuation coverage in Seller's cafeteria plans, in each case in the manner and to the extent required by applicable law as Seller would have if such Affected Employee's employment with the Company was terminated on the Closing Date. Beginning January 1, 2000, such Affected Employees shall be eligible to participate in such employee welfare plans as may be designated by Purchaser.

                  (e) Except as forth in this Section 4.06, as of and after the Closing Date, Purchaser shall not assume any obligation or liability for and Seller shall remain responsible for (i) any vested benefits accrued by Affected Employees under any plans and programs sponsored by Seller, whether or not set forth in any employment agreement with the Company, including, without limitation, under any equity appreciation or stock option plans and (ii) any and all obligations and liabilities to former employees of the Company (other than Affected Employees) under Plans (as defined in Section 5.22(a) of this Agreement) maintained by Seller that the Company is or becomes obligated to provide prior to or after the Closing, including, without limitation, retirement benefits, disability payments and the obligation to provide COBRA continuation coverage to such former employees and their beneficiaries whether payable prior to or after the Closing.

         4.07 Maintenance of Books and Records. Each of the parties hereto shall preserve, until at least the fifth anniversary of the Closing Date, all pre-closing records possessed or to be possessed by such party relating to the Company. After the Closing Date and up until at least the fifth anniversary of the Closing Date, upon any reasonable request from a party hereto or its representatives, the party holding such records shall (x) provide to the requesting party or its representatives reasonable access to such records during normal business hours and (y) permit the requesting party or its representatives to make copies of such records, in each case at no cost to the requesting party or its representatives (other than for reasonable out-of-pocket expenses). Such records may be sought under this Section 4.07 for any reasonable purpose, including, without limitation, to the extent reasonably required in connection with the audit, accounting, tax, litigation, federal securities disclosure or other similar needs of the party seeking such records.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                  OF THE SELLER

         The Seller represents and warrants to the Purchaser as follows:

         5.01 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company does not have any Subsidiaries. The Company has all requisite corporate power and authority to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted. The Company is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except where the absence of such qualifications, individually or in the aggregate, would not have a Material Adverse Effect. A list of the jurisdictions in which the Company is so qualified is set forth on Schedule 5.01 hereto.

         5.02     Capital Stock and Related Matters; No Investments.

                  (a) The authorized capital stock of the Company consists of 500,000 shares of common stock, par value $.01 per share (the "Common Stock"), of which 120,070.25 shares are issued and outstanding. The Shares constitute all of the issued and outstanding shares of Common Stock of the Company.

                  (b) The Company has no outstanding stock or securities convertible into or exchangeable for any shares for its capital stock or containing any profit participation features, nor does it have outstanding any rights or options to subscribe for or purchase its capital stock or any stock or securities convertible into or exchangeable for any shares for its capital stock or any stock appreciation rights or phantom stock plans. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock. All of the outstanding shares of the Company's capital stock have been validly issued and are fully paid and nonassessable and are owned by the Seller free and clear of any Encumbrances, except those listed on Schedule 5.02, which Encumbrances shall be removed as of the Closing Date.

                  (c) There are no statutory or contractual stockholders' preemptive rights or rights of refusal with respect to the sale of the Shares hereunder. Seller has not violated any applicable federal or state securities laws in connection with the offer or sale of such Shares.

                  (d) The Company does not own or hold any Investment in any other Person.

         5.03 Authorization. Each of the Company and the Seller has all requisite power and authority to enter into this Agreement and the other agreements, instruments, documents and certificates (collectively, the "Related Documents") to be executed and delivered by the Company or the Seller pursuant hereto or in connection with the transactions contemplated hereby or thereby, and to consummate the transactions contemplated hereby and thereby. All acts and other proceedings required to be taken by the Company or the Seller to authorize the execution, delivery and performance of this Agreement and the Related Documents of which it is a party, and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken or, in the case of the Company, will be taken prior to October 11, 1999.

         5.04 Valid and Binding. This Agreement constitutes (and, when executed and delivered at Closing, each Related Document, to the extent that the Company or the Seller is a party thereto, will constitute) a valid and binding obligation of the Company or the Seller, enforceable against the signatory in accordance with its terms, except that (i) such enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         5.05 No Violation. The execution and delivery of this Agreement and each Related Document by the Company and the Seller, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof does not and will not (subject only to obtaining any required consents, approvals, authorizations, exemptions or waivers set forth on Schedule
5.06 hereto) conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under or result in the creation of any Encumbrance of any kind upon any of the Company's assets under, any provision of (i) the Certificate of Incorporation or By-laws of the Company, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment or loan or other agreement to which the Company or the Seller is a party or by which any of their respective properties or assets are bound, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or the Seller or the property or assets of any of them, except in the case of clauses
(ii) and (iii) for any such violations, breaches, defaults, rights of termination, cancellation or acceleration or requirements which, individually or in the aggregate, (x) would not have a Material Adverse Effect or would not adversely affect the ability of the Seller to consummate the transactions contemplated by this Agreement or (y) become applicable as a result of the business or activities in which Purchaser is or proposes to be engaged or as a result of any acts or omissions by, or the status of or any facts pertaining to, Purchaser.

         5.06 Consents and Approvals. Except for the applicable requirements of the HSR Act or as set forth in Schedule 5.06 hereto, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any court or other tribunal, and no consent or waiver of any party to any Subsisting Contract is required to be obtained by the Company or the Seller in connection with the execution, delivery and performance of this Agreement and the Related Documents or the consummation of the transactions contemplated hereby or thereby, except if the failure to obtain such consent would not, individually or in the aggregate, have a Material Adverse Effect or adversely affect the ability of the Seller to consummate the transactions contemplated by this Agreement.

         5.07 Financial Statements. Seller and the Company have furnished to Purchaser true, correct and complete copies of unaudited balance sheets of the Company as of December 31, 1997 and December 31, 1998 and an unaudited balance sheet of the Company as of August 31, 1999, as well as unaudited income statements of the Company for the years ended December 31,

1997 and December 31, 1998 and an unaudited income statement of the Company for the eight-month period ended August 31, 1999 (collectively, the "Financial Statements"), copies of which are attached hereto as Schedule 5.07. The Financial Statements have been prepared by the Company on the basis of the books and records maintained by the Company in the ordinary course of business in a manner consistently used and applied throughout the periods involved. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles and present fairly the assets, liabilities and financial condition of the Company as at the respective dates thereof (except as disclosed therein and other adjustments disclosed therein, the absence of footnotes and, in the case of the August 31, 1999 Financial Statement, subject to normal year end adjustments). The books and records of the Company to which such statements relate fully and fairly reflect bona fide transactions set forth therein.

         5.08 Interim Operations. (a) Except as set forth on Schedule 4.02 or
Schedule 5.08, since December 31, 1998:

                  (i) the Business has been conducted by the Company only in the ordinary and usual course consistent with past practices;

                  (ii) with respect to the Business, the Company has not:

                           (A) suffered any Material Adverse Effect;

                           (B) incurred any liabilities or obligations
         (absolute, accrued, contingent or otherwise), except in the ordinary and usual course of business and consistent with past practice, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

                           (C) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary and usual course of business and consistent with past practice of liabilities and obligations reflected or reserved against in the Financial Statements or incurred in the ordinary and usual course of business and consistent with past practice;

                           (D) permitted or allowed any of the Company's material assets to be subjected to any Encumbrance (except Encumbrances created by law);

                           (E) canceled any debts owing to the Company or waived any claims or rights other than in the ordinary and usual course of business and consistent with past practices;

                           (F) sold, transferred, or otherwise disposed of, any of its assets, except in the ordinary and usual course of business and consistent with past practice;

                           (G) disposed of, failed to take reasonable steps to protect, or permitted to lapse, any rights for the use of, any of the Company's rights for the use of its Intellectual Property, or disposed of, failed to take reasonable steps to protect, or disclosed to any person any Proprietary Information or Confidential Information (as hereinafter defined) not theretofore a matter of public knowledge, other than in the ordinary and usual course of business and consistent with past practices;

                           (H) made any change in any method of accounting or accounting practice;

                           (I) except as set forth in the Financial Statements, written down or written up the value of any inventory, increased inventory levels in excess of historical levels for comparable periods or written off as uncollectible any notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

                           (J) except as set forth in the Financial Statements, made any single capital expenditure commitment in excess of $20,000 for additions to property, plant, equipment or intangible capital assets or made capital expenditure commitments in excess of $50,000 in the aggregate for additions to property, plant, equipment or intangible capital assets;

                           (K) made any material change in the manner in which products or services have been developed or marketed, except in the ordinary course of business consistent with past practice;

                           (L) had any labor dispute or received notice of any grievance;

                           (M) borrowed or agreed to borrow any funds;

                           (N) other than cash and cash equivalents, paid and/or declared any dividends with respect to its shares of capital stock, whether in shares of capital stock or other property;

                           (O) granted to any officer or employee any increase in compensation or benefits, other than increases of compensation or benefits to employees in the ordinary course of business and consistent with past practice;

                           (P) paid any pension, retirement allowance or other employee benefit not permitted or required by any plan, policy or program identified on Schedule 5.22 hereto or employment agreements set forth on Schedule 5.18(a), other than in the ordinary course of business consistent with past practices;

                           (Q) adopted, agreed to adopt, or made any announcement regarding (i) the adoption of any new pension, retirement or other employee benefit plan, program or policy, (ii) the adoption of any amendments to any existing plan, policy or program identified on
         Schedule 5.22 as sponsored by the Company unless otherwise required by applicable law, or (iii) consent to the amendment of any existing plan, policy or program identified on Schedule 5.22 as sponsored by the Seller unless otherwise required by applicable law; or

                           (R) suffered or agreed to take any of the actions set forth in this subparagraph (ii).

                  (iii) None of the material assets of the Company have been affected in any way as a result of fire, explosion or other casualty (whether or not covered by insurance).

         5.09 Undisclosed Liabilities. The Company does not have any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities or obligations (i) disclosed on Schedule 5.09 hereto, (ii) disclosed in the Financial Statements, (iii) arising in the ordinary course of business consistent with past practice under any Subsisting Contract or (iv) incurred in the ordinary course of business consistent with past practice since December 31, 1998.

         5.10     Taxes.  Except as set forth on Schedule 5.10 hereto:

                  (a) The Seller has filed or will timely file all Tax Returns required by applicable law to be filed by or on behalf of the Company for all Pre-Closing Tax Periods (other than Pre-Closing Straddle Periods), and such Tax Returns that have been filed are, and those Tax Returns to be filed will be in conformity with existing Tax laws in all material respects. The Company has paid, or will pay, all Taxes required to be paid on or before the Closing Date, or where payment is not yet due, has established or will establish, on or before the Closing Date, an adequate reserve on its books and financial records for the payment of all Taxes due from the Company, with respect to any Pre-Closing Tax Period (including any Pre-Closing Straddle Tax Liability). All Taxes that the Company is or was required by law to withhold, deposit or collect have been duly withheld, deposited or collected and, to the extent required, have been paid to the relevant Tax Authority.

                  (b) Except as described in Schedule 5.10(b), there are no ongoing Audits of the Company and the Company has not been notified by any Tax Authority that, nor to the knowledge of the Seller and the Company is, any such Audit contemplated, threatened or pending. No information regarding any Tax matter has been requested by any Tax Authority and no issue has been raised or is currently pending by any Tax Authority in connection with any of the Tax Returns of the Company.

                  (c) There are no claims, investigations, actions or proceedings pending or, to the knowledge of the Company or the Seller, threatened, against the Company by any Tax

Authority for any past due Taxes with respect to which the Company would be liable. There has been no waiver of any applicable statute of limitations nor any consent for the extension of the time for the assessment of any Tax against the Company.

                  (d) The Company is not delinquent in the payment of any amount of Taxes and has not received written notice that there are any Tax liens upon any property or assets of the Company, except liens for Taxes not yet due and payable.

                  (e) The Company has not agreed to and is not required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

                  (f) The Company is not liable for the Taxes of any Person, including, without limitation, (a) under U.S. Treasury Regulations Section 1.1502-6 (or comparable provision of state, local or foreign law), (b) as a transferee or successor, or (c) by contract, indemnity or otherwise.

                  (g) There is no Tax sharing agreement, Tax indemnity agreement or other similar Tax sharing arrangement under which the Company has or potentially has any liability.

                  (h) No claim has ever been issued by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

                  (i) Schedule 5.10(i) sets forth all the states for which the Company is currently filing income or franchise Tax Returns (or similar type of Tax Returns).

                  (j) The Company has, or on or prior to the Closing will provide Purchaser with copies of: (i) all Tax Returns (or, in the case of a consolidated or combined return, Seller will provide Purchaser, prior to the original due date of the first Post-Closing Tax Period income Tax Return, with copies of the portion thereof relating to the Company) filed by, or on behalf of, the Company for periods beginning on or after January 1, 1995 (the "Post-1994 Period"); (ii) all notices, protests or other correspondence relating to any Post-1994 Period Taxes or Tax Returns; (iii) any elections or disclosure of any controversial positions filed by or on behalf of the Company with any Tax Authority (whether or not filed with any Tax Return); (iv) any letter rulings, determination letters or similar documents issued by any Tax Authority with respect to the Company; (v) any closing agreement entered into with any Tax Authority; and (vi) Tax Return workpapers relating to the Tax Returns (or portions thereof) referred to in clause (i).

         5.11 Condition of Property. Except as set forth on Schedule 5.11, all material Tangible Property of the Company is in good operating condition and repair, reasonable wear and tear excepted, and all such material Tangible Property is adequate for the uses to which it is being put. None of such material Tangible Property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost.

         5.12 Contracts and Commitments. (a) Schedule 5.12 lists all Subsisting Contracts (copies of which have heretofore been delivered to Purchaser) and all currently effective oral agreements and commitments, if any, to which the Company is a party and involving payments in excess of $50,000. Except as set forth in Schedule 5.12(a) hereto, (i) all such Subsisting Contracts constitute valid and binding agreements of the Company and, to the knowledge of the Seller and the Company, each other party thereto, enforceable in accordance with their terms, (ii) with respect to such Subsisting Contracts there are no existing defaults by the Company or, to the knowledge of the Seller or the Company, by any other party thereto and there is no event which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default under such Subsisting Contracts by the Company or, to the knowledge of the Seller or the Company, by any other party thereto, (iii) the Company is not restricted by agreement from carrying on in any geographical location the Business as conducted on the Closing Date and (iv) there are no negotiations pending or in progress to revise any such Subsisting Contract.

                  (b) The only lease or sublease for real property to which the Company is a party is that certain Sublease dated as of October __, 1996 (the "Sublease") by and between Williamhouse, a division of American Pad & Paper Company of Delaware, Inc., a Delaware corporation, and the Company, which Sublease has not been amended, modified or extended. With respect to the Sublease, (i) the Sublease is in full force and effect, is unmodified and is binding and enforceable in accordance with its terms; (ii) all rental and other charges payable pursuant to the terms and conditions of the Sublease have been paid and no rent has been paid in advance more than 30 days; (iii) there are no charges, offsets or defenses against the enforcement by the lessor thereunder of any agreement, covenant or condition on the part of the Company to be performed or observed pursuant to the terms of the Sublease; (iv) there are no defaults by the Company of any material agreement, covenant or condition on the part of the Company to be performed or observed pursuant to the terms of the Sublease; (v) there are no actions or proceedings pending or to the knowledge of the Company or the Seller, threatened, by the lessor under the Sublease; (vi) except for the security deposits identified on Schedule 5.12(b) hereto, the lessor does not hold any deposits for the Company's accounts on the Sublease; (vii) except as set forth on Schedule 5.06 hereto, the consummation of the sale of the Shares will not constitute a prohibited transfer or assignment under the Sublease; and
(viii) there are no defaults by the lessor of any agreement, covenant or condition on the part of the lessor to be performed or observed pursuant to the terms of the Sublease. The current expiration date and remaining options to extend the Sublease are as set forth on Schedule 5.12(b) hereto. Minimum monthly rent and additional rent under the Sublease are set forth on Schedule 5.12(b) hereto.

                  (c) Except for those Third Party Licenses relating to shrinkwrap general purpose software, (i) each Third Party License is a valid, legally binding agreement, enforceable against the Company, and to the knowledge of the Seller and the Company, each other party thereto in accordance with its terms, and (ii) each Third Party License is in full force and effect and, with respect to each, there is no default by the Company or, to the knowledge of the Seller and the Company, any other party thereto, and there is no event which, whether with or without notice, lapse of time, or the occurrence of any other event would constitute a default by the Company or, to the knowledge of the Seller and the Company, any other party thereto.

         5.13 Intellectual Property and Technology. Schedule 5.13 sets forth a true, complete and correct list of all Intellectual Property (other than Technology) of the Company, and all computer software, programs and code (other than shrinkwrap general purpose software) owned by or licensed to the Company, including an indication in each case of which is Owned Intellectual Property and which is Licensed Intellectual Property. Except as specifically set forth on
Schedule 5.13 hereto:

                  (a) The Company owns all legally enforceable right, title and interest to all Intellectual Property and the Software Product (except for Non-Owned Intellectual Property), free and clear of all Encumbrances and without obligation to pay any royalties, license fees or other amounts to any other Person.

                  (b) Each employee, agent, consultant and contractor who has contributed to or participated in the conception, creation and development of the Intellectual Property (other than Licensed Intellectual Property) on behalf of the Company either (A) has been a genuine employee or has been party to a duly executed "work-for-hire" agreement with the Company, in accordance with applicable law, that (1) has contained therein representations to the effect that all work produced pursuant to such agreement is the original work product of such individual or entity and does not infringe the rights of any other Person, and (2) has accorded and assigned to the Company all right, title and interest in and to all tangible and intangible property arising from such work, or (B) has executed a valid written assignment in favor of the Company as assignee that has conveyed to the Company all right, title and interest in and to all tangible and intangible property arising from such work throughout the world, in perpetuity, in each case of (A) or (B) waiving any claim any such individual or entity may have with respect to such tangible or intangible property.

                  (c) To the knowledge of the Seller and the Company, there is no unauthorized use, disclosure, infringement or misappropriation by any third party, including any employee or former employee of the Company of any Intellectual Property of the Company, or of any right of any third party in Intellectual Property licensed by or through the Company. The Company has no agreement to indemnify any individual or entity against any charge of infringement of any Intellectual Property, other than indemnification provisions normal and usual for the Company's industry contained in purchase orders or license agreements arising in the ordinary course of business. The Company has not received (nor does Seller or the Company have any knowledge of) any notice, claim or allegation from any person or entity questioning the right of the Company to unconditionally use, possess, transfer, convey or otherwise dispose of any Intellectual Property (other than the Licensed Intellectual Property) or questioning the right of the Company to use any Licensed Intellectual Property. There is no interference, opposition, cancellation, reexamination or other contest, proceeding, action, suit, hearing, investigation, charge, complaint, demand, notice, claim, dispute nor any claim of infringement, misappropriation or other violation by the Company of any Intellectual Property or other proprietary rights of any other Person pending or, to the knowledge of Seller or the Company, threatened against the Company. No governmental agency or authority has disputed the Company's right to obtain or continue registration of any Intellectual Property where Seller has applied for such registration, except where such dispute has been resolved in favor of issuing or continuing such registration. The Company's use of the Owned Intellectual Property in the Business, past and present, and to the knowledge of the Seller and the Company, the Company's use of the Licensed Intellectual Property in the Business, past and present, has not and does not violate, interfere with or infringe upon the rights of any other Person nor does such use by the Company constitute a breach of any agreement, obligation, promise or commitment by which the Seller may be bound or constitute a violation of any laws, regulations, ordinances, codes or statutes in any jurisdiction.

                  (d) Except for the customer agreements described on Schedule 5.13(d), no licenses or other rights have been granted by the Company, and the Company has no obligation to grant any licenses or other rights, with respect to any Intellectual Property. Except as described on Schedule 5.13(d), no claims have been made by or against the Company for any violation or infringement by others of any rights with respect to any Intellectual Property.

                  (e) The Company has all rights in Intellectual Property necessary to conduct the Business as it is currently conducted by the Company.

                  (f) All statements and representations made by the Company in any pending Intellectual Property applications, filings or registrations were true in all material respects as of the time they were made. No registered copyright, trademark, service mark or patent used in the Business has lapsed, expired or been abandoned or canceled, or is subject to any injunction, judgment, order, decree, ruling or charge or is subject to any pending or threatened oppositions, cancellations, interferences or other proceedings before the United States Patent and Trademark Office, the Trademark Trials and Appeals Board, the United States Copyright Office or in any other registration authority in any country.

                  (g) Except for Technology which is Non-Owned Intellectual Property and which has not been modified by the Company since the Company acquired or commenced use thereof, the documentation and the source code with its embedded commentary, descriptions and indicated authorships, the specifications and the other informational materials which describe the operation, functions and technical characteristics applicable to the Technology have been faithfully and accurately compiled in accordance with standards generally practiced by companies whose principal business is creation or development of software or other Technology and are sufficient to permit the Company to support and maintain its products and services and enforce its rights to control or prevent use of such Technology by others. The Technology conforms in all material respects to the functional requirements, design specifications, documentation and other specifications referred to in any documents, manuals and other informational materials with respect to the Company's Technology, and will perform substantially in accordance with the foregoing.

                  (h) The Company has taken commercially reasonable actions to protect against the existence of (A) any protective, encryption, security or lock-out devices which might in any way interrupt, discontinue or otherwise adversely affect the Technology or Purchaser's use thereof; and (B) any so-called computer viruses, worms, trap or back doors, Trojan horses or any other instructions, codes, programs, data or materials which could improperly, wrongfully and/or without the authorization of Purchaser, interfere with the operation or use of the Technology.

                  (i) The Company has taken all actions which a reasonably prudent person in the Company's business would take to maintain its source code as confidential and proprietary, to protect against the loss, theft or unauthorized use of such source code, and to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applications or copyright ("Confidential Information"). To the knowledge of the Seller and the Company, all use, disclosure or appropriation of Confidential Information owned by the Company by or to a third party has been pursuant to the terms of an agreement between the Company and such third party. All use, disclosure or appropriation of Confidential Information not owned by the Company has been pursuant to the terms of an agreement between the Company and the owner of such Confidential Information, or is otherwise lawful.

                  (j) All software, whether embedded or otherwise, used or licensed for use in the Business as currently conducted is Year 2000 Compliant (as hereinafter defined) or is reasonably expected to be Year 2000 Compliant by December 31, 1999, excluding any loss in functionality attributable to software provided by licensors or other third parties. Schedule 5.13(j) sets forth the status of the testing and remediation procedures being undertaken by the Company to determine Year 2000 Compliance. The Company is undertaking all reasonable efforts necessary to determine whether any third party with whom the Company has a material business relationship has software that is not Year 2000 Compliant and to determine appropriate contingency plans. As used herein, "Year 2000 Compliant" shall mean that software has the ability to consistently and accurately handle date information before, on and after January 1, 2000 without a material loss of functionality, including but not limited to accepting date input, providing date output, performing calculations on dates or portions of dates and comparing, sequencing, storing and displaying dates, data or other information.

         5.14 Title to the Assets. The Company does not own any real property. Except as described on Schedule 5.14 or in the Financial Statements, the Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises or shown on the most recent Financial Statement or acquired thereafter free and clear of all Encumbrances, except for (i) properties and assets disposed of in the ordinary course of business since December 31, 1998, (ii) Encumbrances for Taxes not yet due and payable or Encumbrances for Taxes which are being contested in good faith, and (iii) Encumbrances which are not material to the value of the properties or assets encumbered and which do not impair in any material respect the current use or operation of such properties and assets. The Company owns, or has a valid leasehold or other interest in, and immediately after the Closing the Company will continue to own, or have a valid leasehold or other interest in, all assets necessary for the conduct of the Business as presently conducted by the Company and to permit Purchaser

(through the Company) to continue to conduct the Business in all respects in substantially the same manner as the Business has been conducted through the date hereof.

         5.15 Land Use Matters. There are no pending or, to the knowledge of the Company or the Seller, threatened, actions or proceedings that might prohibit, restrict or impair the use and occupancy of the property covered by the Sublease, or result in the suspension, revocation, impairment, forfeiture or non-renewal of any required licenses, permits, certificates and approvals for the use and occupancy and operation of the property covered by the Sublease, other than such prohibitions, restrictions, suspensions, revocations, impairments, forfeitures and non-renewals that would not result in a Material Adverse Effect.

         5.16     Environmental Matters.

                  (a) Compliance. Except as set forth on Schedule 5.16(a), (i) the Company is in compliance with all applicable Environmental Laws, except where the failure to be so in compliance would not have a Material Adverse Effect; (ii) the Company has not received any written communication from any Person or governmental entity that alleges that the Company is not in compliance with applicable Environmental Laws; and (iii) there have not been any Releases of Hazardous Materials by the Company or, to the knowledge of the Seller or the Company, by any non-Affiliate of the Company, at any property currently or formerly owned or operated by the Company that occurred during the period of the Company's ownership or operation of such property, except where such Releases would not have a Material Adverse Effect.

                  (b) Environmental Permits. Except as set forth on Schedule 5.16(b), the Company has all Environmental Permits necessary for the conduct and operation of the Business, and all such permits are in good standing or, where applicable, a renewal application has been timely filed and is pending agency approval, and the Company is in compliance with all terms and conditions of all such Environmental Permits and are not required to make any expenditure in order to obtain or renew any Environmental Permits, except where the failure to obtain or be in such compliance and the requirement to make such expenditure would not have a Material Adverse Effect on the Business.

                  (c) Environmental Claims. Except as set forth on Schedule 5.16(c), there are no Environmental Claims pending or, to the knowledge of the Seller or the Company, threatened against the Company, or against any real or personal property or operation that the Company owns, leases or manages.

                  (d) This Section 5.16 shall constitute the exclusive representations and warranties in this Agreement with regard to environmental matters.

         5.17 Insurance. The Seller maintains for the benefit of the Company policies of fire and casualty, liability, business interruption and other forms of insurance in such amounts, with such deductibles and against such risks and losses, as Seller believes are customary for companies engaged in similar businesses to the Company to protect the employees, properties, assets, businesses and operations of the Company and will continue such insurance in effect through the Closing. The insurance policies currently maintained with respect to the Company and its assets and properties are listed on Schedule 5.17 hereto, a summary of which has been provided to Purchaser. All such policies are in full force and effect, all premiums due and payable thereon have been paid and no written or oral notice of cancellation or termination has been received with respect to any such policy which was not replaced on substantially similar terms prior to the date of such cancellation. All such policies will remain in full force and effect at least until the Closing Date.

         5.18 Employees and Labor Relations. (a) Except as set forth on Schedule 5.18(a) hereto, (i) there is no labor strike or work stoppage or lockout actually pending, or, to the knowledge of the Seller or the Company, threatened, against or materially affecting the Company; during the past three years there has not been any such action actually pending against the Company; and, to the knowledge of the Seller or the Company, there has not been any such action threatened against or materially affecting the Company; (ii) none of the employees of the Company is represented by a union or subject to a collective bargaining agreement and, to the knowledge of the Seller or the Company, no union organizational campaign is in progress with respect to the employees of the Company and no question concerning representation exists respecting such employees; and (iii) the Company is in compliance in all material respects with all applicable laws respecting employment and employment practices terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice. Except as disclosed on Schedule 5.18(a) hereto, there are no agreements or arrangements between the Company and an individual consultant, former consultant, employee or former employee obligating the Company to make any payment to any such individual as a result of the transactions contemplated by this Agreement.

                  (b) Schedule 5.18(b) hereto contains the names of all persons employed by the Company as of August 31, 1999 (the "Employees") and lists which employees are part-time or temporary employees, salary, commission, bonus entitlement and profit share arrangements both contractual and discretionary, an indication of which employees are on short-term or long-term disability, date of commencement of employment, and description of their function in the Business.

                  (c) A full copy of the standard terms of employment of the Employees is attached hereto as Schedule 5.18(c). All Employees employed on terms other than substantially in accordance with such standard terms are employed pursuant to an employment agreement identified on Schedule 5.18(c).

                  (d) There are no loans outstanding from the Company to any of the Employees.

                  (e) To the knowledge of the Seller or the Company, the Company is not in breach of any material terms of employment of any of the Employees nor so far as the Seller or the Company is aware is any Employee in breach of any material term of his or her employment relationship.

                  (f) Except as specifically set forth on Schedule 5.18(f), as of the date hereof, none of the Employees has given or received notice of termination of his or her employment.

                  (g) None of the Employees is the subject of any material disciplinary action nor is any Employee engaged in any grievance procedure.

         5.19 Licenses; Permits. Schedule 5.19 sets forth, with respect to the Company, all approvals, authorizations, certifications, consents, variances, permissions, licenses, or permits to or from, or filings, notices, or recordings to or with, federal, state, or local governmental authorities, in each case which is material to the conduct of the Business (the "Authorizations"). The Authorizations constitute all approvals, authorizations, certifications, consents, variances, permissions, licenses, or permits to or from, or filings, notices, or recordings to or with, federal, state, or local governmental authorities that are required for the ownership and use of the assets of the Company and the conduct of the Business under federal, state, and local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment, or decree, except where the failure to obtain such Authorizations would not, individually or in the aggregate have a Material Adverse Effect. The Company is in compliance with all terms and conditions of such required Authorizations, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect. All of the Authorizations are in full force and effect, and to the knowledge of the Company and the Seller, no suspension or cancellation of any of them is being threatened, nor will any of the Authorizations be affected by the consummation of the transactions described in this Agreement, except as would not individually or in the aggregate have a Material Adverse Effect. The Company is in compliance with all other applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those laws or contained in any law, regulation, code, plan, order, decree, judgment, notice, or demand letter issued, entered, promulgated, or approved thereunder relating to or affecting the Business, except where the failure to be in compliance would not, individually or in the aggregate have a Material Adverse Effect.

         5.20 Litigation. Except as set forth on Schedule 5.20, as of the date hereof, there is no action, proceeding or investigation pending or, to the knowledge of the Seller or the Company, threatened:

                  (i) which is or may be brought against or which involves the Company or the Business; or

                  (ii) which questions or challenges the validity of, or seeks damages or equitable relief on the basis of, this Agreement or any action taken or to be taken by the Company or the Seller pursuant to this Agreement or in connection with the transactions contemplated hereby.

         5.21 Court Orders, Decrees, and Laws. There is no outstanding or, to the knowledge of the Seller or the Company, threatened order, writ, injunction, or decree of any court, governmental agency, or arbitration tribunal against the Company involving or relating to the Business. The Company is not in material violation of any applicable federal, state or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment or decree affecting, involving or relating to the Business, and the Company has not received any notices of any allegation of any such violation. The foregoing shall be deemed to include laws and regulations relating to the federal patent, copyright, and trademark laws, state trade secret and unfair competition laws, and to all other applicable laws, including equal opportunity, wage and hour, and other employment matters, and antitrust and trade regulations, safety (including OSHA), building, zoning or health laws, ordinances and regulations, but not Environmental Laws, which are governed exclusively by Section 5.16.

         5.22     Employee Benefit Plans; ERISA.

                  (a) Schedule 5.22 hereto contains a list of each employee benefit plan under Section 3(3) of ERISA and any other employment, consulting, bonus, deferred compensation, incentive compensation, severance, termination or post-employment pay, disability, hospitalization or other medical, dental, vision, life or other insurance, stock purchase, stock option, stock appreciation, stock award, pension, profit sharing, 401(k) or retirement plan, agreement or arrangement, whether written or oral, tax-qualified under the Code or non-qualified, whether covered by ERISA or not, maintained or contributed to by the Company covering its employees, former employees, retirees or sales personnel (collectively, "Plans"), with an indication of whether such Plans are sponsored by the Seller or the Company. The Company does not have any legally binding oral or written plan or other commitment, whether covered by ERISA or not, to create or participate in any additional plan, agreement or arrangement (other than a Plan) or to modify or change any existing Plan in any manner that would affect any of its employees, former employees, retirees or sales personnel, other than modifications or changes required by applicable law. The Company has made available to Purchaser true and complete copies of the Plans, the trusts and other contracts (including any amendments to any of the foregoing) relating to the Plans and all other relevant documents governing or relating to the Plans in effect on the date hereof (including without limitation, the latest summary plan description, the latest annual report (and all attachments) filed with the Internal Revenue Service with respect to each of the Plans, and the latest favorable determination letter issued by the Internal Revenue Service for each of the Plans as applicable).

                  (b) The Company does not maintain, nor, within the past 5 years has the Company maintained or contributed to, a "multiemployer plan", as that term is defined in Section 3(37) of ERISA, or an employee benefit pension plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA.

                  (c) Full payment has been made of all amounts other than routine claims for benefits which the Company is required to pay under the terms of any Plan, or such amount has been accrued in accordance with and to the extent required by generally accepted accounting principles.

                  (d) Each of the Plans is and has been operated and administered in all material respects in accordance with applicable laws, including but not limited to, ERISA and the Code, and all required material governmental filings and material participant disclosures have been made on a timely basis. Each Plan subject to Section 401(a) of the Code has received a post Tax Reform Act of 1986 favorable determination from the IRS that the Plan satisfies the requirements of Section 401(a) of the Code, and to the knowledge of the Company and the Seller, no facts exist which could reasonably be expected to adversely affect the tax-qualified status of any such Plan.

                  (e) There are no pending, or to the knowledge of the Company or the Seller, pending, threatened or anticipated claims, litigation, administrative actions or proceedings against or otherwise involving any of the Plans or related trusts, or any fiduciary thereof, by any governmental agency, or by any employee, former employee, retiree or sales personnel or by any participant or beneficiary covered under any of the Plans, or otherwise involving the Plans (other than routine claims for benefits). There is no judgment, decree, injunction, rule or order of any court, governmental body, commission, agency or arbitrator outstanding against or in favor of any Plan or, to the knowledge of the Seller or the Company, any fiduciary thereof in that capacity.

                  (f) Each Plan that is a "group health plan" (as defined in Section 607(1) of ERISA) has been operated in compliance in all material respects with the provisions of COBRA (Section 4980B of the Code), the Health Insurance Portability and Accountability Act of 1996 and any applicable similar state law. The Company is not the sole sponsor of, or sole participating employer in, any Plan that is an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that has an underlying insurance contract. Except as set forth on Schedule 5.22, the Company does not currently provide and has no current obligation to provide for post-retirement or post-employment health and welfare benefits, including but not limited to, severance, salary continuation, termination, disability, death, or retiree health or medical benefits except as required by applicable law.

                  (g) Except as specified in Schedule 5.18(a), the consummation of the transactions contemplated by this Agreement will not, of itself, entitle any current or former employee of the Company to severance pay, unemployment compensation or any similar payment or accelerate the time of payment or vesting, or increase the amount of compensation due to, or in respect of, any current or former employee, nor will it result in the breach of any agreement with any current or former employee.

         5.23 Customers and Vendors. (a) On the Closing Date, the Company will provide Purchaser with a true, complete and current list of all the customers of its Business. Except as set forth in Schedule 5.23(a) hereto, no customer of the Company accounted for more than four percent (4%) of the Company's revenues during fiscal year 1998 or 1997.

                  (b) Schedule 5.23(b) identifies each licensor, developer, remarketer, distributor or supplier to whom the Company paid in the aggregate $50,000 or more during the most recent fiscal year, together with, in each case, the amount paid or billed during such period.

                  (c) Except as set forth on Schedule 5.23(a) or (b), as of the date hereof, no customer or vendor listed on Schedule 5.23 (a) or (b) has notified the Company in writing of an intention on its part to terminate such customer's or vendor's agreement for services with the Company. At the Closing, Seller will update Schedules 5.23(a) and (b) such that the immediately foregoing sentence will be true and correct as of the Closing Date. Neither the Company nor the Seller have taken any actions specifically intended to lead to the termination of any such Person's agreement with the Company.

         5.24 Accounts Receivable. All trade accounts receivable of the Company have arisen in the ordinary course of business in arms-length transactions for goods actually sold and services actually performed. The Company has available in its records copies of invoices and of all existing customer agreements with respect to all such accounts receivable.

         5.25 Broker's Fees. Except for Veronis, Suhler & Associates, Inc., the fees and expenses of which will be paid by the Seller, neither the Company, the Seller nor anyone acting on their behalf have made any commitment or done any other act which would create any liability for any brokerage, finder's or similar fee or commission in connection with the transactions contemplated by this Agreement.

         5.26 Related-Party Transactions. Except as disclosed in Schedule 5.26, the Company is not party to any contract, agreement, license, lease, or arrangement with, or any other commitment to, directly or indirectly, (1) the Seller; (2) any officer or salaried employee of the Company or the Seller; (3) to the knowledge of the Seller or the Company, any corporation, trust, or other entity in which any such officer or salaried employee has a material equity or participating interest; or (4) to the knowledge of the Seller or the Company, any partnership in which any such officer or salaried employee has a partnership or participating interest, in each case, relating to or involving the Business, except, in each instance, for existing compensation arrangements listed in
Schedule 5.22. Each contract, agreement, license, lease, arrangement, and commitment listed in Schedule 5.26 was entered into by the Company in the ordinary course of business upon terms that are fair and reasonable to the Company without regard to the status and relationship of such parties.

         5.27 Disclosure. No representation or warranty by the Seller or the Company in this Agreement and no statement contained herein or in any exhibit or schedule furnished or to be furnished by the Seller or the Company to Purchaser pursuant to the provisions hereof contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein not misleading.

                                   ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to the Seller as follows:

         6.01 Corporate Organization; Due Authorization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power to execute, deliver and perform this Agreement and any Related Document to which it is a party. The execution, delivery and performance of this Agreement and the Related Documents have been duly and validly authorized by all necessary corporate actions on the part of Purchaser and constitute valid and binding obligations of Purchaser, enforceable in accordance with their terms, except that (i) such enforcement may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to or limiting creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         6.02 Authorization. Purchaser has all requisite power and authority to enter into this Agreement and each Related Document to which it is, or at Closing will be, a party, and to consummate the transactions contemplated hereby and thereby. All acts and other proceedings required to be taken by Purchaser to authorize the execution, delivery and performance of this Agreement and the Related Documents of which it is, or at Closing will be, a party, and the consummation of the transactions contemplated hereby and thereby have been duly and properly taken.

         6.03 Consents and Approvals of Governmental Authorities. Except for the applicable requirements of the HSR Act to be complied with prior to Closing, no consent, approval or authorization of, or declaration, filing or registration with, any governmental authority is required to be obtained by Purchaser in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except for informational filings with the Bureau of Economic Analysis of the United States Department of Commerce.

         6.04 No Violation. The execution and delivery of this Agreement and each Related Document by the signatories thereto, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof does not and will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under or result in the creation of any Encumbrance of any kind upon any of the properties or assets of Purchaser under, any provision of (i) the Certificate of Incorporation or By-laws of Purchaser, (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment or loan or other agreement to which Purchaser is a party or by which any of its properties or assets are bound, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or its property or assets.

         6.05 Broker's Fees. Neither Purchaser nor anyone acting on its behalf has made any commitment or done any other act which would create any liability for any brokerage, finder's or similar fees or commissions in connection with the transactions contemplated by this Agreement.

         6.06 Litigation. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Purchaser, threatened, before any court or arbitrator or any governmental authority which (a) would be reasonably likely to have a material adverse effect on Purchaser or (b) in any manner challenges or seeks to prevent or enjoin the transactions contemplated hereby.


                                   ARTICLE VII

                    CONDITIONS OF CLOSING; CERTAIN COVENANTS

         7.01 Conditions Precedent to the Obligations of Purchaser Hereunder. All obligations of Purchaser hereunder with respect to the purchase and sale of the Shares are subject to the fulfillment to the satisfaction of Purchaser and its legal counsel, prior to or at the Closing, of each of the following conditions, except to the extent that Purchaser may waive any one or more thereof:

                  (a) The representations and warranties contained in Article V hereof, the Schedules hereto and in all certificates and other documents delivered or to be delivered by the Seller pursuant hereto or in connection with the transactions contemplated hereby shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for representations and warranties that speak as of a specific date or time, which need only be true and correct as of such date or time.

                  (b) The Seller shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

                  (c) No suit, action, investigation, inquiry or other proceeding by any governmental body or other Person or legal or administrative proceeding shall have been instituted or, to the knowledge of the Seller or the Company, threatened, which seeks to restrain, enjoin, prevent the consummation or otherwise restrict the transactions contemplated by this Agreement or which questions the validity or legality of the transactions contemplated hereby.

                  (d) From the date of this Agreement to the Closing Date, the Business shall not have suffered any Material Adverse Effect.

                  (e) The Seller shall have received in writing any and all consents, approvals, authorizations, exemptions or waivers set forth on Schedule
5.06 hereto.

                  (f) Any applicable waiting periods under the HSR Act shall have expired or been terminated.

                  (g) The Seller shall have delivered to Purchaser, or cause to be delivered to Purchaser, the other items required to be delivered to Purchaser in accordance with Section 3.02 hereof.

                  (h) The Seller shall have furnished Purchaser with such certificates to evidence compliance with the conditions set forth in this
Section 7.01 as may reasonably be requested by Purchaser or its legal counsel.

         7.02 Conditions Precedent to the Obligations of the Seller Hereunder. All obligations of the Seller hereunder with respect to the purchase and sale of the Shares and the other agreements hereunder are subject to the fulfillment to the satisfaction of the Seller and its legal counsel, prior to or at the Closing, of each of the following conditions, except to the extent that the Seller may waive any one or more thereof:

                  (a) The representations and warranties contained in Article VI hereof, the Schedules hereto, and in all certificates and other documents delivered or to be delivered by the Purchaser pursuant hereto or in connection with the transactions contemplated hereby shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such date, except for representations and warranties that speak as of a specific date or time, which need only be true and correct as of such date or time.

                  (b) Purchaser shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing.

                  (c) No suit, action, investigation, inquiry or other proceeding by any governmental body or other Person or legal or administrative proceeding shall have been instituted or threatened which seeks to restrain, enjoin, prevent the consummation of or otherwise restrict the transactions contemplated by this Agreement or which questions the validity or legality of the transactions contemplated hereby.

                  (d) Any applicable waiting periods under the HSR Act shall have expired or been terminated.

                  (e) Purchaser shall have made all payments and deliveries set forth in Section 3.03.

                  (f) Purchaser shall have furnished the Seller with such certificates of Purchaser to evidence compliance with the conditions set forth in this Section 7.02 as may reasonably be requested by the Seller or its legal counsel.


                                  ARTICLE VIII

                           SURVIVAL OF REPRESENTATIONS
                         AND WARRANTIES; INDEMNIFICATION

         8.01 Survival of Representations and Warranties. All representations and warranties made by any party hereto in this Agreement or in the attached Schedules or in any exhibit or certificate delivered pursuant hereto shall survive the Closing hereunder and any investigation at any time made by or on behalf of any other party through April 1, 2001, except with respect to Sections 5.01, 5.02, 5.03, 5.04, 5.10, 5.16 and 5.22, which shall survive until the expiration of the statute of limitations applicable thereto. No investigation by Purchaser shall relieve the Seller from any liability for any misrepresentation, misleading statement or omission made in this Agreement or in connection with the transactions contemplated hereby.

         8.02 Notice of Damages. A party seeking indemnity hereunder (the "Indemnified Party") will give the party from whom indemnity is sought hereunder (the "Indemnitor") prompt notice (hereinafter, the "Indemnification Notice") of any demands, claims, actions or causes of action (collectively, "Claims") asserted against the Indemnified Party. Failure to give such notice shall not relieve the Indemnitor of any obligations which the Indemnitor may have to the Indemnified Party under this Article VIII, except to the extent that such failure has prejudiced the Indemnitor under the provisions for indemnification contained in this Agreement. For purposes of this Article VIII, Purchaser, on the one hand, and the Seller, on the other hand, shall be deemed to be the "Indemnified Party" or the "Indemnitors", as the case may be.

         8.03     Agreements to Indemnify.

                  (a) Subject to the terms and conditions of this Article VIII, Seller covenants and agrees to indemnify, defend and hold harmless Purchaser and its Affiliates (including any officer, director, stockholder, partner, member, employee, agent or representative of any thereof) (a "Purchaser Affiliate") from and against all assessments, losses, damages, liabilities, costs and expenses, including without limitation interest, penalties and reasonable fees and expenses of legal counsel (collectively, "Damages") imposed upon or incurred by a Purchaser or any Purchaser Affiliate arising out of, in connection with or resulting from any breach of any representation or warranty of, or nonfulfillment of any covenant or agreement of, the Seller or the Company contained in or made pursuant to this Agreement or any Schedule hereto, or any certificate furnished or to be furnished to Purchaser hereunder or thereunder.

                  (b) Subject to the terms and conditions of this Article VIII, Purchaser covenants and agrees to indemnify, defend and hold harmless the Seller and its Affiliates

(including any successor or assigns, officer, director, stockholder, partner, member, employee, agent or representative thereof) from and against all Damages imposed upon or incurred by such indemnified party arising out of or in connection with or resulting from any breach of any representation or warranty of, or nonfulfillment of any covenant or agreement of, Purchaser contained in or made pursuant to this Agreement or any Schedule hereto, or any certificate or other instrument furnished or to be furnished to the Company or the Seller hereunder or thereunder.

                  (c) The Indemnitor shall reimburse an Indemnified Party promptly after delivery of an Indemnification Notice certifying that the Indemnified Party has incurred Damages after compliance with the terms of this
Article VIII, provided, however, that the Indemnitor shall have the right to contest any such Damages or its obligations to indemnify therefor in accordance with the terms of this Agreement.

                  (d) Notwithstanding anything to the contrary herein, any obligation to indemnify hereunder shall be reduced by an amount equal to the excess of (i) the amount of any net tax benefit derived by the party being indemnified and its Affiliates as a result of the matter with respect to which the indemnity is being made, over (ii) any net additional tax cost that would be incurred by the indemnified party and its Affiliates as a result of the tax basis adjustments arising out of the matter with respect to which the indemnity is being made and the receipt of the indemnity payment.

         8.04 Conditions of Indemnification of Third Party Claims. The obligations and liabilities of an Indemnitor under Section 8.03 hereof with respect to Damages resulting from Claims by persons not party to this Agreement shall be subject to the following terms and conditions:

                  (a) Promptly after delivery of an Indemnification Notice in respect of a Claim and subject to paragraph (c) of this Section 8.04, the Indemnitor may elect, by written notice to the Indemnified Party, to undertake the defense thereof with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of Indemnitor. If the Indemnitor chooses to defend any claim, the Indemnified Party shall cooperate with all reasonable requests of the Indemnitor and shall make available to the Indemnitor any books, records or other documents within its control that are necessary or appropriate for such defense.

                  (b) In the event that the Indemnitor, within a reasonable time after receipt of an Indemnification Notice, does not so elect to defend such Claim, the Indemnified Party will have the right (upon further notice to the Indemnitor) to undertake the defense, compromise or settlement of such Claim for the account of the Indemnitor, subject to the right of the Indemnitor to assume the defense of such Claim pursuant to the terms of paragraph (a) of this Section
8.04 at any time prior to settlement, compromise or final determination thereof, provided, that the Indemnitor reimburses in full all costs of the Indemnified Party (including reasonable attorney's fees and expenses) incurred by it in connection with such defense prior to such assumption.

                  (c) Anything in this Section 8.04 to the contrary notwithstanding, (i) if the Indemnified Party reasonably believes there is a reasonable probability that a Claim may materially and adversely affect the Indemnified Party, the Indemnified Party shall have the right to participate in the defense, compromise or settlement of such Claim, provided that the Indemnitor shall not be liable for expenses of separate counsel of the Indemnified Party engaged for such purpose, (ii) no person who has undertaken to defend a Claim under Section 8.04(a) hereof shall, without written consent of all Indemnified Parties, settle or compromise any Claim or consent to entry of any judgment which does not include as an unconditional term thereof the release by the claimant or the plaintiff of all Indemnified Parties from all liability arising from events which allegedly give rise to such Claim; provided, however, that in the case of a Claim relating to Taxes, (x) for purposes of clause (i) "affect the Indemnified Party" shall mean an increase in that party's Tax liability and (y) clause (ii) shall not apply, and (iii) any settlement, compromise or consent to the entry of a judgment which involves payment of money by any party shall require the consent of such party.

         8.05 Limitations on Indemnification. (a) Notwithstanding anything to the contrary provided elsewhere in this Agreement, the obligations of any Indemnitor under this Agreement to indemnify any Indemnified Party with respect to any Claim pursuant to Section 8.03 shall be of no force and forever barred unless the Indemnified Party has given the Indemnitor notice of such claim prior to April 1, 2001, provided that there shall be no time limit for Claims made for a breach of the representations and warranties contained in Sections 5.01, 5.02, 5.03, 5.04, 5.10, 5.16 and 5.22 other than the statute of limitations applicable thereto. In any event, the parties shall fully cooperate with each other and their respective counsel in accordance with Section 8.04 in connection with any such litigation, defense, settlement or other attempted resolution.

                  (b) No Claim by the Purchaser for indemnification pursuant to this Article VIII may be made unless and until the Indemnified Party has incurred, sustained or suffered Damages in respect of which the Indemnitor would be liable under this Article VIII in excess of $100,000 in the aggregate (the "Basket"), at which time all amounts of such Damages in excess of $100,000 may be claimed and recovered as provided in this Agreement; provided, however, that the Basket shall not apply to any Claims based on Section 4.03 or with respect to any Claims based upon a breach of any representations and warranties set forth in Sections 5.01, 5.02, 5.03, 5.04, 5.10, 5.22 and 5.25 (the "Basket
Exclusions").

                  (c) The maximum amount of Damages for which the Seller or Purchaser may be liable under this Article VIII shall be the Purchase Price.

                  (d) Indemnification pursuant to this Article VIII shall be the sole and exclusive remedy of each party hereto with respect to any claims arising under or in connection with this Agreement.

                  (e) Any payments made by either party hereto pursuant to this
Article VIII shall be treated as an adjustment to the Purchase Price.

                                   ARTICLE IX

                                   TERMINATION

         9.01 Termination of Agreement. The parties may terminate this Agreement prior to the Closing as follows:

                  (a) Purchaser, the Company and the Seller may terminate this Agreement by mutual written consent;

                  (b) the Purchaser may terminate this Agreement by giving written notice to the Seller and the Company if the Closing shall fail to occur by reason of the failure of any condition precedent under Section 7.01 hereof (unless the failure results primarily from a breach by Purchaser of any representation, warranty or covenant contained in this Agreement);

                  (c) the Company and the Seller may terminate this Agreement by giving written notice to the Purchaser if the Closing shall not have occurred by reason of the failure of any condition precedent under Section 7.02 hereof (unless the failure results primarily from a breach by the Company or the Seller of any representation, warranty or covenant contained in this Agreement);

                  (d) either Purchaser, on the one hand, or the Company and the Seller, on the other hand, may terminate this Agreement on 20 days written notice if the other party is in material breach of this Agreement and such breach is not cured within such 20 day period; or

                  (e) either Purchaser, on the one hand, or the Company and the Seller, on the other hand, may terminate this Agreement upon written notice if the Closing shall not have occurred on or prior to December 31, 1999.

         9.02 Effect of Termination. If either Purchaser, on the one hand, or the Company and the Seller, on the other hand, terminate this Agreement pursuant to Section 9.01, (a) each of Purchaser, the Company and Seller will redeliver to the party furnishing the same or destroy all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof; (b) neither the Seller, the Company nor Purchaser shall make or issue, or cause to be made or issued, any announcement or written statement concerning termination of this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior written consent of the other parties except as required by law or legal process; and (c) this Agreement shall become wholly void and of no force or effect, without any liability or further obligation on the part of the Seller, the Company or the Purchaser or any director, officer, or principal thereof, except for liabilities of one party hereto to another arising from a willful material breach of this Agreement prior to termination in accordance with Section 9.01 and except that the provisions set forth in this Section 9.02 shall survive such termination.


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         10.01 Expenses. Except as otherwise provided herein, Seller shall pay all expenses incurred by or on behalf of Seller or the Company, and Purchaser shall pay all expenses incurred by or on behalf of Purchaser, in each case in connection with this Agreement or any transaction contemplated by this Agreement, whether or not such transaction shall be consummated, including without limitation all fees of its or their respective legal counsel and accountants.

         10.02 Notices. All notices, requests, demands, consents or waivers and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by telecopy (with immediate confirmation), one business day after being sent if by nationally recognized overnight courier or if mailed, then four days after being sent by certified or registered mail, return receipt requested with postage prepaid:

                           (i) If to the Company or the Seller:

                                    c/o The Official Information Company
                                    250 West 57th Street, Suite 2421
                                    New York, New York  10019
                                    Attention:  Chief Executive Officer
                                    Telecopy: (212) 247-0026

                           (ii)     If to Purchaser, to:

                                    CT Corporation System
                                    111 Eighth Avenue
                                    New York, New York  10011
                                    Attention:  Christopher Cartwright
                                    President
                                    Telecopy: (212) 590-9363

                                    with copies to

                                    Wolters Kluwer U.S. Corporation
                                    c/o Wolters Kluwer United States Inc.
                                    161 North Clark Street, 48th Floor
                                    Chicago, Illinois  60601-3221
                                    Attention:  Bruce C. Lenz

                                    Executive Vice President
                                    Telecopy: (312) 425-0233

                                    and to

                                    Pryor Cashman Sherman & Flynn LLP
                                    410 Park Avenue
                                    New York, New York 10022
                                    Attention: Arnold J.  Schaab, Esq.
                                    Telecopy: (212) 326-0806

or, in each case, to such other person or address as any party shall furnish to the other parties in writing.

         10.03 Binding; No Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except by operation of law and except that either party may assign all or part of this Agreement and its rights hereunder (a) to an Affiliate or (b) from and after the Closing to a person, not a party to this Agreement, who acquires substantially all of the assets of such party and who assumes all of the obligations of such party hereunder, provided in each such case that no such assignment shall release such party from its duties and obligations hereunder.

         10.04 Severability. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.

         10.05    Governing Law; Consent to Jurisdiction and Venue.

                  (a) All of the terms, conditions, and other provisions of this Agreement shall be interpreted and governed by reference to the laws of the State of New York, and any dispute arising therefrom and the remedies available shall be determined in accordance with such laws without giving effect to the principles of conflicts of law.

                  (b) The Company and the Seller hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of any New

York State or Federal court sitting in New York County in any action or proceeding commenced by Purchaser or to which Purchaser is a party arising out of or relating to this Agreement, any other agreement or document delivered pursuant hereto or any transaction contemplated hereby. The Company and the Seller hereby irrevocably waives, to the fullest extent it or he may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Company and the Seller also irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process by certified mail to the Company or the Seller and its or his counsel at their respective addresses specified in Section
10.02. The Company and the Seller further irrevocably and unconditionally agrees that a final judgment in any such action or proceeding (after exhaustion of all appeals or expiration of the time for appeal) shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         10.06 Knowledge. For purposes of this Agreement, "knowledge" of the Seller and the Company shall be deemed to mean the actual knowledge of the Seller after due inquiry of Ian L.M. Thomas, Robert Capshaw, Michael Roberts, Kathy Ogur and Kelly Labiche.

         10.07 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.08 Headings. The title of this Agreement and the headings of the Sections and Articles of and the Schedules to this Agreement are for reference purposes only and shall not be used in construing or interpreting this Agreement.

         10.09 Entire Agreement; Amendment; Waiver. This Agreement, including any exhibits and schedules hereto and other documents, instruments and certificates delivered pursuant to the terms hereof, sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes all prior agreements, promises, covenants, arrangements, representations or warranties, whether oral or written, by any party hereto or any officer, director, employee or representative of any party hereto. No modification or waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the party to be charged therewith. The waiver of breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any other breach of the same or any other term or condition.

         10.10 Third Parties. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns any rights or remedies under or by reason of this Agreement.

         10.11 Publicity. From the date hereof through the Closing Date, except as required by law, neither the Seller, the Company nor Purchaser shall make any announcement of the transactions contemplated hereby without the prior written consent of the Seller, on the one hand, and the Purchaser, on the other. From and after the Closing Date, except as otherwise required by law, neither the Seller nor the Company shall make any announcement, issue any press release or disseminate information to the press or any third party regarding this Agreement or the transactions contemplated by this Agreement without the prior written consent of the Purchaser. The parties will cooperate with each other in preparing an internal Company announcement designed to provide information to employees of the Company as to transition issues and to promote a smooth transition.

         10.12 Reference to Days. All references to days in this Agreement shall be deemed to refer to calendar days, unless otherwise specified.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York, all on the day and year first above written.

                                       PURCHASER:

                                            CT CORPORATION SYSTEM


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                       SELLER:

                                            THE OFFICIAL INFORMATION COMPANY


                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                       COMPANY:

                                            CORSEARCH, INC.


                                            By:
                                               --------------------------------
                                               Name:
                                               Title: